UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2005

AmeriCredit Corp.

(Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3900, Fort Worth, Texas 76102

(Address of principal executive offices, including Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition

On August 8, 2005, AmeriCredit Corp. (the “Company”) issued a press release announcing the results of operations for the quarter and fiscal year ended June 30, 2005. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Company will conduct its fourth quarter and fiscal year end conference call August 8, 2005 at 5:30 p.m. EDT. Interested persons may register to listen to the call at the Company’s website, www.americredit.com, under “Investors,” “Conference Calls.” The call will also be available on demand at this website.

The information in this Item 2.02, including the Exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 8, 2005, the Company announced that Daniel E. Berce has been named the Company’s Chief Executive Officer. Mr. Berce, who has served as the Company’s President since 2003, will now serve as President and CEO. As CEO, Mr. Berce succeeds Clifton H. Morris, Jr., who will retain his position as Chairman of the Board. Also, the Company announced that B. J. McCombs advised the Company on August 3, 2005, that he will not seek re-election as a director at the Company’s next annual meeting of shareholders. A copy of the press release is attached as Exhibit 99.2.

ITEM 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated August 8, 2005, entitled “AmeriCredit Reports Fourth Quarter and Fiscal Year 2005 Operating Results”

99.2	Press Release dated August 8, 2005, entitled “Daniel E. Berce Named CEO of AmeriCredit”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriCredit Corp.
(Registrant)

Date: August 8, 2005	By:	/s/ CHRIS A. CHOATE
Chris A. Choate
Executive Vice President, Chief Financial Officer and Treasurer